Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-79222) pertaining to the Martek Biosciences Corporation 401(k) Retirement Savings Plan of our report dated June 22, 2010, with respect to the financial statements and supplemental schedule of Martek Biosciences Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Clifton Gunderson LLP

Baltimore, Maryland

June 22, 2010